Exhibit 99.1

Progyny, Inc. Announces First Quarter 2021 Results

Reports Record First Quarter Revenue of $122.1 Million, Reflecting 51% Growth

Issues Revenue Guidance of $126.0 to $131.0 Million for the Second Quarter of 2021, Reflecting Growth of 95% to 103%

Continues to Demonstrate Leverage in Operating Model Through Increased Profitability

NEW YORK, May 6, 2021 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY), a leading benefits management company specializing in fertility and family building benefits solutions in the United States, today announced its financial results for the three-month period ended March 31, 2021 (“the first quarter of 2021”) as compared to the three-month period ended March 31, 2020 (“the first quarter of 2020” or “the prior year period”).

“Progyny had a solid first quarter, with record revenue reflecting strong utilization as well as the continued expansion of our client base and covered lives,” said David Schlanger, Chief Executive Officer of Progyny. “With the increasing emphasis companies are placing on their diversity, equity and inclusion initiatives, fertility has become one of the more impactful ways for employers to demonstrate their focus in these areas. We believe Progyny is exceptionally well-positioned to benefit from this ongoing macro-trend, given that we not only generate industry-leading outcomes, but we also provide personalized, culturally-competent care that addresses the historic inequities that have existed.”

“In the first quarter, our profitability and margins continued to expand, reflecting both the operational efficiencies we have realized as we continue to scale the business, as well as favorable comparisons to the prior year period, which reflected a modest impact from COVID-19 at that time,” said Mark Livingston, Progyny’s Chief Financial Officer.

First Quarter Highlights:

(unaudited; in thousands, except per share amounts)	1Q 2021	1Q 2020
Revenue	$122,133	$81,024

Gross Profit	$28,907	$16,602
Gross Margin	23.7%	20.5%

Net Income	$15,166	$3,629

Net Income per Diluted Share1	$0.15	$0.04
Adjusted EBITDA2	$17,263	$6,693
Adjusted EBITDA Margin[2]	14.1%	8.3%

1.	Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options and warrants to purchase common stock, as well as restricted stock units.
2.	Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. GAAP. Please see Annex A of this release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP for each of the periods presented. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights

1st Quarter

Revenue was $122.1 million, a 51% increase as compared to the $81.0 million reported in the first quarter of 2020, primarily as a result of the increase in our number of clients and covered lives. In addition, revenue in the prior year period was negatively impacted by the previously reported short-term pause in treatments due to COVID-19.

●	Fertility benefit services revenue was $88.9 million, a 50% increase from the $59.4 million reported in the first quarter of 2020.

●	Pharmacy benefit services revenue was $33.3 million, a 54% increase as compared to the $21.6 million reported in the first quarter of 2020.

Gross profit was $28.9 million, an increase of 74% from the $16.6 million reported in the prior year period, primarily due to the higher revenue. Gross margin was 23.7%, an increase of 320 basis points from the prior year period, due to favorable new terms with our pharmacy program partners, the net impact of regular contract renewals with our providers, as well as continued efficiencies gained across our care management services. Gross margin in the year ago period was also affected by our decision to keep all care management staff in place, despite the pause in treatments caused by COVID-19 at that time.

Net income was $15.2 million, an increase of 318%, or $0.15 income per diluted share, as compared to $3.6 million, or $0.04 income per diluted share, reported in the first quarter of 2020. The higher net income was due primarily to the higher gross profit and operating efficiencies realized throughout the business in the current period.

Adjusted EBITDA was $17.3 million, an increase of 158%, or $10.6 million, from the $6.7 million reported in the first quarter of 2020. Adjusted EBITDA margin was 14.1%, an increase of 580 basis points from the 8.3% Adjusted EBITDA margin in the first quarter of 2020. The increase in both Adjusted EBITDA and Adjusted EBITDA margin reflects the same factors that affected net income.

Readers are encouraged to review Annex A for a reconciliation of Adjusted EBITDA to net income and the calculation of net income and net income per diluted share.

Cash Flow

Net cash provided by operating activities for the first quarter of 2021 was $0.5 million, compared to net cash provided by operating activities of $12.1 million in the prior year period. Each period was impacted by timing items, including the new payment terms with our pharmacy program partners.

Balance Sheet and Financial Position

As of March 31, 2021, the company had total working capital of approximately $126.8 million and no debt. This included cash and cash equivalents and marketable securities of $106.9 million, a decrease of $2.4 million from the balances as of December 31, 2020.

Key Metrics

The company had 179 clients as of March 31, 2021, as compared to 132 clients as of March 31, 2020.

	Three Months Ended March 31,
	2021	2020
ART Cycles*	6,558	4,443
Utilization – All Members**	0.54%	0.46%
Utilization – Female Only**	0.47%	0.41%
Average Members	2,657,000	2,052,000

*	Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
**

Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.

Financial Outlook

“Although we are in the earliest stages of our selling season, companies appear more able to evaluate new benefits than they were at this time last year, and we are pleased with the sales and pipeline activity that we have seen thus far,” said Pete Anevski, Progyny’s President and Chief Operating Officer. “We are currently seeing a normal pacing of sales commitments, and anticipate the majority of client decisions, as in prior years, to occur in the late summer and early fall for implementations in 2022.

“Utilization continues to be consistent with the expectations we set last quarter, reflecting the essential nature of fertility treatments and its time sensitivity for many patients. Given our strong start to the year, as well as the favorable economic terms with our partners, primarily in pharmacy, we are comfortable with raising our earnings guidance for 2021.”

The company is providing the following financial guidance for both the year ended December 31, 2021 and the three-month period ending June 30, 2021 (the “second quarter”).

●	Full Year 2021 Outlook:
o	Revenue is affirmed to be $520.0 million to $540.0 million, reflecting growth of 51% to 57%
o	Net income is projected to be $34.3 million to $42.2 million, or $0.33 to $0.41 per diluted share, on the basis of approximately 103 million assumed weighted-average fully diluted-shares outstanding
o	Adjusted EBITDA[1] is projected to be $70.0 million to $75.0 million
●	Second Quarter of 2021 Outlook:
o	Revenue is projected to be $126.0 million to $131.0 million, reflecting growth of 95% to 103%
o	Net income is projected to be $6.5 million to $8.8 million, or $0.06 to $0.09 per diluted share, on the basis of approximately 101 million assumed weighted-average fully diluted-shares outstanding
o	Adjusted EBITDA[1] is projected to be $17.5 million to $19.0 million
1.	Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, U.S. GAAP. Please see Annex A of this release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income, the most directly comparable financial measure stated in accordance with GAAP for the period presented.

Conference Call Information

Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until May 14, 2021 at 11:59 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny

Progyny (Nasdaq: PGNY) is a leading fertility benefits management company in the US. We are redefining fertility and family building benefits, proving that a comprehensive and inclusive fertility solution can simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with education and guidance from a dedicated Patient Care Advocate (PCA), provides access to a premier network of fertility specialists using the latest science and technologies, reduces healthcare costs for the nation’s leading employers, and drives optimal clinical outcomes. We envision a world where anyone who wants to have a child can do so.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Financial Times, INC. 5000, and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding our positioning to successfully manage the ongoing impact of COVID-19 and the associated economic uncertainty on our business, trends regarding diversity, equity and inclusion initiatives and our ability to benefit from such trends, the timing of client decisions, our financial outlook for the second quarter and full year 2021, our ability to retain existing clients and acquire new clients, and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information, including our topline growth and margin expansion. The words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future,” “project,” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, risks related to the ongoing impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of fertility procedures and other impacts to the business; failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability in the future; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenues; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; unfavorable conditions in our industry or the United States economy, such as conditions resulting from outbreaks of contagious diseases, including COVID-19; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our company culture; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to any litigation against us; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting and the increased costs of operating as a public company. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted EBITDA and Adjusted EBITDA margin are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including other income and interest (income) expense, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) it does not include legal fees associated with a vendor arbitration. In addition, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income from continuing operations and other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other income; interest (income) expense, net; provision for income taxes; and legal fees associated with a vendor arbitration. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:

Investors:	Media:
James Hart	Selena Yang
investors@progyny.com	media@progyny.com

PROGYNY, INC.

Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$29,820	$70,305
Marketable Securities	77,095	38,994
Accounts receivable, net of $11,818 and $9,502 of allowance at March 31, 2021 and December 31, 2020, respectively	116,666	75,664
Prepaid expenses and other current assets	4,218	5,259
Total current assets	227,799	190,222
Property and equipment, net	3,583	3,400
Operating lease right-of-use assets	8,456	8,668
Goodwill	11,880	11,880
Intangible assets, net	973	1,213
Deferred tax assets	41,341	37,971
Other noncurrent assets	556	573
Total assets	$294,588	$253,927
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,306	$43,514
Accrued expenses and other current liabilities	43,692	34,272
Total current liabilities	100,998	77,786
Operating lease noncurrent liabilities	8,096	8,318
Other noncurrent liabilities	876	876
Total liabilities	109,970	86,980
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at March 31, 2021 and December 31, 2020; 87,732,302 and 87,054,329 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	9	9
Additional paid-in capital	238,695	236,139
Treasury stock, at cost, $0.0001 par value; 615,980 shares at March 31, 2021 and December 31, 2020	(1,009)	(1,009)
Accumulated deficit	(53,027)	(68,193)
Accumulated Other Comprehensive Income	(50)	1
Total stockholders’ equity	184,618	166,947
Total liabilities and stockholders’ equity	$294,588	$253,927

PROGYNY, INC.

Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$122,133	$81,024
Cost of services	93,226	64,422
Gross profit	28,907	16,602
Operating expenses:
Sales and marketing	4,014	3,267
General and administrative	13,086	9,904
Total operating expenses	17,100	13,171
Income from operations	11,807	3,431
Other income (expense):
Other income	7	164
Interest income (expense), net	(18)	150
Total other income (expense), net	(11)	314
Income before income taxes	11,796	3,745
Benefit (provision) for income taxes	3,370	(116)
Net income	$15,166	$3,629
Net income per share:
Basic	$0.17	$0.04
Diluted	$0.15	$0.04
Weighted-average shares used in computing net income per share:
Basic	87,404,287	84,537,538
Diluted	100,106,497	99,665,158

PROGYNY, INC.

Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
OPERATING ACTIVITIES
Net income	$15,166	$3,629
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax expense (benefit)	(3,370)	116
Non-cash interest expense	19	19
Depreciation and amortization	422	520
Stock-based compensation expense	5,034	2,049
Bad debt expense	2,518	1,685
Changes in operating assets and liabilities:
Accounts receivable	(43,520)	(20,054)
Prepaid expenses and current other assets	1,046	561
Accounts payable	13,797	20,359
Accrued expenses and other current liabilities	9,413	3,256
Other noncurrent assets and liabilities	7	—
Net cash provided by operating activities	532	12,140

INVESTING ACTIVITIES
Purchase of property and equipment, net	(369)	(693)
Purchase of marketable securities	(62,146)	—
Sale of marketable securities	23,995	—
Net cash (used in) investing activities	(38,520)	(693)

FINANCING ACTIVITIES
Payment of initial public offering costs	—	(791)
Proceeds from exercise of stock options	539	597
Payment of employee taxes related to equity awards	(3,523)	—
Proceeds from contributions to employee stock purchase plan	487	—
Net cash (used in) financing activities	(2,497)	(194)
Net increase (decrease) in cash and cash equivalents	(40,485)	11,252
Cash and cash equivalents, beginning of period	70,305	80,382
Cash and cash equivalents, end of period	$29,820	$91,634

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$20	$68

ANNEX A

PROGYNY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands)

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation

The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended
	March 31,
	2021	2020

Net income	$15,166	$3,629
Add:
Depreciation and amortization	422	520
Stock‑based compensation expense	5,034	2,049
Other income	(7)	(164)
Interest (income) expense, net	18	(150)
Provision for income taxes	(3,370)	116
Legal fees associated with a vendor arbitration(a)	—	693
Adjusted EBITDA	$17,263	$6,693

Revenue	$122,133	$81,024

Incremental revenue vs. 2020	41,109

Incremental Adjusted EBITDA vs. 2020	10,570

Incremental Adj EBITDA margin on incremental revenue	25.7%

(a)	We engaged in other activities and transactions that can impact our net income. In recent periods, these other items included, but were not limited to, legal fees related to an arbitration resulting from our termination of an agreement with a specialty pharmacy vendor and its settlement in the fourth quarter of 2020.

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending June 30, 2021 and Year Ending December 31, 2021

	Three Months Ending		Year Ending
	June 30, 2021		December 31, 2021
(in thousands)	Low	High	Low	High

Revenue	$126,000	$131,000	$520,000	$540,000
Net Income	$6,500	$8,800	$34,300	$42,200
Add:
Depreciation and amortization	500	400	2,000	1,600
Stock-based compensation	7,200	7,000	27,000	26,000
Interest expense (income), net	—	—	200	100
Provision for income taxes	3,300	2,800	6,500	5,100
Adjusted EBITDA*	$17,500	$19,000	$70,000	$75,000

*

All of the numbers in the table above reflect our future outlook as of the date hereof. Net income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.